UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 3, 2017 (April 3, 2017)

TICC CAPITAL CORP.

(Exact name of registrant as specified in its charter)

Maryland	000-50398	20-0188736
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 Sound Shore Drive, Suite 255

Greenwich, CT 06830

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (203) 983-5275

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Recent Developments

From January 1, 2017 through March 30, 2017, TICC Capital Corp. (the “Company,” “we” or “our”) sold or was repaid approximately $134.1 million from its portfolio investments and purchased approximately $47.6 million in portfolio investments, including additional investments of approximately $19.8 million in existing portfolio companies and approximately $27.8 million in new portfolio companies. In addition, we used approximately $24.5 million of the proceeds from these investment sales to pay down the class A-1 notes issued by TICC CLO 2012-1 LLC. The remaining proceeds have been principally added to the Company’s cash account or the Company’s restricted cash account, such restricted cash to be used for the next scheduled pay down in May 2017 of the class A-1 notes issued by TICC CLO 2012-1 LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 3, 2017	TICC CAPITAL CORP.

		By:	/s/ Bruce L. Rubin
Bruce L. Rubin
Chief Financial Officer and Secretary